Exhibit 10.3

AMENDMENT NUMBER ONE TO THE MANAGEMENT TRANSITION AGREEMENT

This Amendment Number One, dated November 6, 2024, (“Amendment”) amends a certain Management Transition Agreement, dated October 28, 2024 (signed by the parties on October 31, 2024, being the Effective Date), (“Agreement”) made by Capstone Companies, Inc., a Florida corporation subject to the reporting requirements of the Securities Exchange Act of 1934 and with shares of its Common Stock, $0.0001 par value, (“Common Stock”) quoted on The OTC Markets Group, Inc. QB Venture Market (“OTCQB”), (“CCI”) and Coppermine Ventures, LLC, a private Maryland limited liability company, (“OS”). OS and CCI may also be referred to individually as a “party” and collectively as the “parties”. Any capitalized term used herein that is not defined in this Amendment shall have the meaning set forth in the Agreement.

Background: Parties have entered into this Amendment to amend or correct certain provisions of the Agreement.

Intending to be legally bound, the parties agree:

1. Amendment of Agreement. The Agreement is amended as follows:

(a) Section 1 of the Agreement. Section 1 of the Agreement is amended by deleting the existing text of Section 1 of the Agreement in its entirety and replacing the deleted Section 1 text with the following new Section 1 text, which reads in its entirety as follows:

1. OS Actions. When specified in this Section 1, OS will take the following actions: (a) on the Effective Date, fully fund the principal amount of the Note in good funds on deposit for CCI, which principal amount will be wired to CCI's designated corporate bank account in accordance with the terms of the Note; (b) on or before November 30, 2024, OS will provide CCI with a written notice specifying one (1) or two (2) persons as OS' nominees to be appointed to and serve as directors on the CCI Board of Directors ("Nominees"), which Nominees will be appointed to fill vacancies on the CCI Board of Directors upon submission of the Nominees’ names and profiles to CCI Board of Directors. OS may extend the period for submitting the names of the Nominees to CCI to December 31, 2024, by a written notice to CCI received prior to November 30, 2024; (c) on or before November 30, 2024, specify a person as OS' nominee to serve as Chief Executive Officer of CCI (“CEO Nominee”) in a written notice to CCI Board of Directors, who will be appointed as CCI Chief Executive Officer and President upon the resignation of the incumbent CCI Chief Executive Officer, which resignation shall occur upon receipt of the written notice naming the CEO Nominee to CCI Board of Directors. OS may extend the period for submitting the name of the CEO Nominee to CCI to December 31, 2024, by a written notice to CCI received prior to November 30, 2024; (d) on the Effective Date, execute and tender this completed Agreement to CCI along with a signed written certification for the funding of the Commitment attached hereto as Attachment Two ("Certification")); and (e) promptly take all other actions and sign all additional agreements and instruments that are reasonably necessary to timely complete the actions set forth in Sections 1 (a), (b), (c) and (d) above. Appointment of the Nominees and CEO Nominee will be subject to CCI Board of Directors’ verification of the Nominees’ and CEO Nominee’s eligibility and qualifications to serve in their respective positions with CCI and subject to each nominee accepting the terms and conditions of service set forth in Exhibit Two to this Agreement.

(b) Section 2 of the Agreement. Section 2 of the Agreement is amended by deleting existing text of Section 2 in its entirety and replacing the deleted Section 2 text with following new Section 2 text, which reads in its entirety as follows:

2.   CCI Actions. CCI will do or cause the occurrence of the following actions when specified in this Section 2: (a) On or prior to the Effective Date, CCI will sign and tender the Note to OS; (b) CCI Board of Directors will appoint the Nominees and CEO Nominee in accordance with and subject to the conditions set forth in Section 1 above; (c) on or within two (2) business days after the appointment of a Nominee to the CCI Board of Directors in accordance with Section 1 above, the CCI Board of Directors will request and accept the resignation of two (2) incumbent directors; (d) upon submission of the CEO Nominee to CCI Board of Directors, CCI Board of Directors will accept the resignation of the incumbent CCI Chief Executive Officer, who will remain as a director of the CCI Board of Directors; (e) upon appointment of CEO Nominee as CCI Chief Executive Officer and President, CCI Board of Directors will appoint the CEO Nominee as a director of CCI, which appointment will fill a vacancy on the CCI Board of Directors; and (f) CCI will take all actions and sign all additional agreements and instruments that are reasonably necessary to timely consummate the actions in Sections 2(a), (b), (c), (d) and (e) herein.

(c) Section 3 of the Agreement. Section 3 of the Agreement is amended by deleting Section 3 in its entirety and inserting following new Section 3, which reads in its entirety as follows:

3.  Conditions Precedent. (a) The fulfillment of all obligations by CCI under Section 2 is a condition precedent to OS' obligations under Section 1 above, and the fulfillment of all obligations by OS under Section 1 above is a condition precedent to CCI's obligations under Section 2. Any breach of Section 2 above by CCI that is not promptly remedied within twenty (20) days after receipt of a written demand from OS will constitute a breach of the Note, causing the principal amount and accrued interest thereon under the Note to become immediately due and payable in full. Upon appointment of the CEO Nominee as CCI Chief Executive Officer and President, CCI has been advised that Stewart Wallach and Jeffrey Postal, holders of shares of CCI Common Stock, (collectively, the “Shareholders”) will each grant OS an irrevocable proxy to vote the Shareholders’ shares of CCI Common Stock for the election of Nominees and CEO Nominee to the CCI Board of Directors until September 30, 2025.

2. Integration. This Amendment and the Agreement will be read and construed as a single agreement and instrument with any conflict or ambiguity between the Amendment and Agreement being resolved by reference to this Amendment.

3. Entire Agreement. This Amendment is the entire agreement of the parties concerning the subject matters referenced above and may only be amended by a writing signed by the parties.

4. Counterparts. Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts (including by facsimile, PDF or electronic mail transmission), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (a) an original manual signature; (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of choice or conflicts of laws and subject to the requirements of Section 13 of the Agreement.

6. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

7. Construction. The parties agree that the terms and conditions of this Amendment are the result of negotiations between the parties and that this Amendment shall not be construed in favor of or against either party by reason of the extent to which either party or its legal counsel participated in the drafting of this Amendment.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of November 6, 2024.

CAPSTONE COMPANIES, INC., a Florida corporation

By: /s/ Stewart Wallach

Stewart Wallach, Chief Executive Officer

COPPERMINE VENTURES, LLC, A MARYLAND LIMITED LIABILITY COMPANY

By: /s/ Alexander Jacobs

Alexander Jacobs, Managing Member/Manager

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